SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.    )


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Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                   Interstate National Dealer Services, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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
                               PRELIMINARY COPY


                   INTERSTATE NATIONAL DEALER SERVICES, INC.
                              The Omni, Suite 700
                         333 Earle Ovington Boulevard
                        Mitchel Field, New York  11553



                                                                 March 17, 1998



Dear Stockholder:

     You are cordially invited to attend the 1998 annual meeting of stockholders which will be held on Thursday, April 16, 1998, beginning at 11:00 a.m. at the Chase Manhattan Bank World Headquarters, 270 Park Avenue (47th Street) New York, New York 10017, 11th Floor Conference Center.

     Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                                     Sincerely,



                                                     Chester J. Luby
                                                     Chairman

                               PRELIMINARY COPY


                   INTERSTATE NATIONAL DEALER SERVICES, INC.



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                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on April 16, 1998
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     The annual meeting of stockholders of Interstate National Dealer
Services, Inc. (the "Company") will be held at the Chase Manhattan Bank World Headquarters, 270 Park Avenue (47th Street) New York, New York 10017, 11th Floor Conference Center on Thursday, April 16, 1998, at 11:00 a.m., local time, for the following purposes:

     1. To elect two directors each for a term expiring at the 2001 annual meeting of stockholders.

     2. To amend the Bylaws to (a) fix the size of the Board of Directors at a minimum of five and a maximum of nine directors, with the authorized number of directors set at five, and the Board of Directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors and (b) provide that any vacancy on the Board of Directors may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director.

     3. To amend the Certificate of Incorporation to provide that a member of the Board of Directors may only be removed by the stockholders of the Company for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class (the "Voting Stock").

     4. To amend the Certificate of Incorporation and the Bylaws to permit only the Board of Directors, acting by a majority of the then authorized number of directors, or the Chairman of the Board of Directors, to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors or the Chairman of the Board.

     5. To amend the Certificate of Incorporation and the Bylaws to eliminate stockholder action by written consent.

     6. To amend the Certificate of Incorporation and the Bylaws to require an affirmative vote of 66 2/3% of the Voting Stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws proposed herein.

     7. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     The Board of Directors has fixed March 17, 1998 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                         By Order of the Board of Directors




                                         Zvi D. Sprung
                                         Secretary

March 17, 1998
Mitchel Field, New York

                               PRELIMINARY COPY


                   INTERSTATE NATIONAL DEALER SERVICES, INC.
                              The Omni, Suite 700
                         333 Earle Ovington Boulevard
                        Mitchel Field, New York  11553

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                                April 16, 1998

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, $.01 par value per share (the "Shares"), to be used at the Annual Meeting of Stockholders to be held on Thursday, April 16, 1998 at the Chase Manhattan Bank World Headquarters, 270 Park Avenue (47th Street) New York, New York 10017, 11th Floor Conference Center at 11:00 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about March 17, 1998.

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals:

     1.   The election of two directors.

     2. To amend the Company's Amended and Restated Bylaws (the "Bylaws") to (a) fix the size of the Board of Directors at a minimum of five and a maximum of nine directors, with the authorized number of directors set at five, and the Board of Directors having the sole power and authority to increase or decrease the number of directors acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors and (b) provide that any vacancy on the Board of Directors may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by an affirmative vote of at least a majority of the remaining directors then in office even if less than a quorum, or by the sole remaining director.

     3. To amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to provide that a member of the Board of Directors may be removed by the stockholders of the Company only for cause by an affirmative vote of holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class (the "Voting Stock").

     4. To amend the Certificate of Incorporation and the Bylaws to permit only the Board of Directors, acting by a majority of the then authorized number of directors, or the Chairman of the Board of Directors, to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors or the Chairman of the Board.

     5. To amend the Certificate of Incorporation and the Bylaws to eliminate stockholder action by written consent.

     6. To amend the Certificate of Incorporation and the Bylaws to require an affirmative vote of 66 2/3% of the Voting Stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws proposed herein.

     7.   Such other business as may properly come before the Annual Meeting.

     Only the holders of record of the Shares at the close of business on March 17, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote on all matters. As of the Record Date, 4,630,416 Shares were outstanding.

     A majority of the Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

     In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting. For purposes of calculating votes cast abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the election of directors.

     It should be noted that all of the directors and executive officers of the Company, who with their family members collectively own or hold proxies to vote approximately ___% of the Shares outstanding as of March 17, 1998, have advised the Company that they intend to vote in favor of the nominees for director and in favor of all proposals.

     The Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Nomination and Election of Two Directors

     The Company's Board of Directors (the "Board") currently consists of five members. The directors are divided into three classes, consisting of two members (the "Class I Directors") whose terms will expire at this Annual Meeting, one member (the "Class II Director") whose term will expire at the 1999 annual meeting of stockholders, and two members (the "Class III Directors") whose terms will expire at the 2000 annual meeting of stockholders.

     Pursuant to the Certificate of Incorporation, at each Annual Meeting the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the Class I Directors will be elected to hold office for a term of three years until the annual meeting of stockholders to be held in 2001, and until their respective successors are duly elected and qualified.

     Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

Nominees for Election as Directors

     The information below relating to the nominees for election as directors and for each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

     Other than Chester Luby and Cindy Luby, who are father and daughter, none of the directors or executive officers of the Company are related.

     Cindy H. Luby, age 43, was elected President and Chief Operating Officer of the Company in December 1995 and has been a director of the Company since its inception. Ms. Luby was Vice President, Chief Financial Officer, Treasurer and Secretary of the Company from its inception in 1991 until December 1995. Prior thereto, for more than five years, Ms. Luby was a vice president of Target Agency, Inc. ("Agency"), Target Insurance Ltd., a Bermuda joint stock company ("Target"), and Dealers Extended Services, Inc. ("DESI"), private companies involved in various aspects of insurance and service contract businesses. Ms. Luby is a licensed life and property and casualty insurance agent and is a graduate of Wellesley College and General Motors School of Merchandising and Management.

     William H. Brown, age 67, has been President of Leroy Holdings, Inc., a privately held vehicle leasing company, for more than five years. He has been a director of the Company since September 1994.

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THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF CINDY H. LUBY AND
WILLIAM H. BROWN FOR A THREE-YEAR TERM EXPIRING AT THE ANNUAL MEETING TO BE HELD IN 2001.
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
Other Directors whose Terms of Office Continue after the Annual Meeting

     Information concerning the other directors whose terms do not expire at the Annual Meeting is set forth below.

     Chester J. Luby, age 66, has been the Chairman, Chief Executive Officer and a director of the Company since its inception in 1991. Prior thereto, for more than five years, Mr. Luby was the president and a principal stockholder of Agency, Target, and DESI. Prior to 1983, Mr. Luby owned and operated several automotive dealerships. Mr. Luby is a graduate of the University of Chicago and Yale Law School and a member of the New York and Florida bars.

     Robert E. Schulman, age 72, is President of MRN Capital Company, a private venture capital company, and Vice President and Director of Carbo Industries, Inc., an oil distribution company. From 1969 to December 31, 1993, he was President and Chairman of the Board of Sound One Corp., a public motion picture post production company. He is currently a financial tax consultant to various companies and a certified public accountant and has been a director of the Company since September 1994.

     Donald Kirsch, age 66, has been Chairman and President of The Wall Street Group, Inc. and President and Chief Executive Officer of Wall Street Consultants, Inc., financial consulting and public relations firms, for more than five years. He was elected as a director by the Board in December 1996.

Board of Directors' Meetings

     During the Company's fiscal year ended October 31, 1997, the Board held three meetings.

Board Committees

     The Board has an Audit Committee, a Stock Option Committee and a Compensation Committee. All three committees have two members, Messrs. William Brown and Robert Schulman. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of such a committee.

     The function of the Audit Committee is to review the results and scope of the audits and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions.
No member of the Audit Committee is an employee of the Company. The Audit Committee met once during the fiscal year ended October 31, 1997.

     The Stock Option Committee is responsible for administering the Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Option Plan") and the Company's 1996 Incentive Plan (the "Incentive Plan"). The Stock Option Committee met once during the fiscal year ended October 31, 1997.

     The Compensation Committee determines and reviews the compensation of the Company's senior management. The Compensation Committee met once during the fiscal year ended October 31, 1997.



Directors' Compensation

     Each non-employee director of the Company receives a fee of $1,000 for attendance at Board or committee meetings. In addition, each employee of the Company who is also a director of the Company is entitled, pursuant to the provisions of the Option Plan and the Incentive Plan, to grants of options to purchase Shares. Such employee directors are not paid any directors' fees. In addition, the Company reimburses all of its directors for travel expenses incurred in connection with their activities on behalf of the Company.

     During the fiscal year ended October 31, 1997, no options were granted to employee directors. As of March 17, 1998, Chester Luby and Cindy Luby had options under the Option Plan to purchase 100,000 and 91,834 Shares, respectively (collectively, the "Director Options"), of which 77,000 and 71,034 Shares, respectively, are currently exercisable. The unvested Director Options become exercisable at the rate of 20% per year. In addition, as of March 17, 1998, Chester Luby and Cindy Luby had options to purchase 100,000 and 80,000 Shares, respectively, all of which are currently exercisable.

     In 1996, directors of the Company who were not otherwise affiliated with the Company were awarded options to purchase 15,000 Shares under the Incentive Plan. Messrs. Schulman and Brown were granted these options in April 1996 upon approval by the Company's stockholders of the Incentive Plan. In addition, Mr. Kirsch was granted options to purchase 15,000 Shares in December 1996 upon his election to the Board. The options held by Messrs. Schulman, Brown and Kirsch, a total of 15,000 of which are currently exercisable, become exercisable at the rate of 5,000 options per year.

                              EXECUTIVE OFFICERS

     The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board.

     Chester J. Luby, Chairman and Chief Executive Officer. Biographical information regarding Mr. Luby is set forth under "Proposal I - Election of Directors."

     Cindy H. Luby, President and Chief Operating Officer. Biographical information regarding Ms. Luby is set forth under "Proposal I - Election of Directors."

     Lawrence J. Altman, age 50, was elected Senior Vice President, Marketing of the Company in April 1997. Mr. Altman was Vice President, Marketing, of the Company since its inception in 1991 until April 1997. Prior thereto, for more than five years Mr. Altman was a vice president of Agency and DESI.
From 1973 to the present, Mr. Altman has been in the vehicle service contract industry as an employee of companies selling or designing, marketing and administering such contracts as well as an independent agent marketing such contracts.

     Zvi D. Sprung, age 48, joined the Company in August 1995 as Controller and was elected Chief Financial Officer, Treasurer and Secretary of the Company in December 1995. Prior to joining the Company, Mr. Sprung was Controller of Advanced Media, Inc. from March 1994 to August 1995. Prior thereto, Mr. Sprung was Chief Financial Officer of Pharmhouse Corp. from 1992 to 1994 and Controller of Long Lake Energy Corporation from 1987 to 1992.
Mr. Sprung is a Certified Public Accountant in the State of New York.


                            EXECUTIVE COMPENSATION


     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and to its executive officers whose salaries and bonuses exceeded $100,000 during the fiscal year ended October 31, 1997 (the "Named Executives"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                          Summary Compensation Table

                                                           Long-Term
                                                          Compensation
                          Fiscal                          ------------   All
                           Year      Annual Compensation   Securities   Other
   Name and                Ended     -------------------   Underlying  Compen-
Principal Position      October 31,  Salary       Bonus      Options   sation
------------------      -----------  ------       -----      -------   ------

Chester J. Luby  (1)        1997     $154,167    $137,829        -     $62,919
  Chairman  and Chief       1996      153,975      72,815    170,000    62,920
    Executive Officer       1995      150,000      37,484     15,000    60,000

Cindy H. Luby  (2)          1997      100,961      98,450        -         -
  President and Chief       1996      106,184      48,543    146,434       -
    Operating Officer       1995       73,980      24,990      5,000       -

Lawrence J. Altman (3)      1997      164,890         -          -         -
  Senior Vice President,    1996      134,702       5,000     26,500       -
    Marketing               1995      104,300         -        5,000       -
___________________

(1) Annual compensation paid to Mr. Luby was pursuant to an Employment Agreement effective as of December 1, 1993 between the Company and Mr. Luby, as amended.

(2) Annual compensation paid to Ms. Luby was pursuant to an Employment Agreement effective as of December 1, 1993 between the Company and Ms. Luby, as amended. In April 1997, the Company provided a loan to Ms. Luby in the amount of $110,000 to assist her in the purchase of a new residence in close proximity to the Company's offices. The loan bears interest, payable quarterly in arrears, at 7% per annum, is unsecured, and is due and payable in full April 2002. The loan may be prepaid by Ms. Luby in whole or in part at any time. In January 1998, Ms. Luby prepaid $20,000 of the loan.

(3) Annual compensation paid to Mr. Altman was pursuant to an Employment Agreement effective as of December 1, 1993 between the Company and Mr. Altman, as amended.

(4) Amount represents split dollar life insurance premiums paid by the Company for the benefit of Mr. Luby. Amount does not include certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year indicated.

     The Company did not grant any options or stock appreciation rights to the Named Executives during the fiscal year ended October 31, 1997.

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the fiscal year ended October 31, 1997 and the value of unexercised options as of October 31, 1997 held by the Named Executives.

               Aggregated Option Exercises in Last Fiscal Year
                                      and
                         Fiscal Year End Option Values



                    Shares                 Number of            Value of
                   Acquired               Unexercised       Unexercised In-the-
                      on        Value      Options at        Money Options at
Name               Exercise   Realized  October 31, 1997    October 31, 1997(1)
----               --------   --------  -----------------   -----------------
                                         Exer-     Unexer-    Exer-    Unexer-
                                        cisable    cisable   cisable   cisable
                                        -------    -------   -------   -------

Chester J. Luby           -     $   -   170,000     30,000   $952,054 $247,840
Cindy H. Luby             -         -   146,034     25,800    832,361  216,483
Lawrence J. Altman   10,000    48,500    14,500     31,000    112,333  204,068
_____________

(1) Based on the closing price of the Common Stock on NASDAQ on October 31, 1997.

Stock Option Plan

     The Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Option Plan"), is designed to attract, retain and motivate key employees by granting them Options. The Option Plan provides for the grant of a maximum of 344,000 Shares and permits the granting of Options to employees which are either "incentive stock options" ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options" ("NSOs"). The Option Plan is administered by the Stock Option Committee of the Board consisting of Robert Schulman and William Brown, independent directors of the Board of Directors. Subject to the terms of the Option Plan, such Committee determines the recipients of Options and the number of Options to be granted under the Option Plan. The Option Plan also provides for the Stock Option Committee to establish an exercise price for ISOs and NSOs that is not less than the fair market value per share at the date of grant. In February 1998, Mr. Altman exercised 7,200 Options under the Option Plan. As of March 17, 1998, options to purchase 246,234 Shares were outstanding under the Option Plan, 174,834 of which are exercisable. Under the Option Plan, a total of 11,500 additional Options may be granted.

Incentive Plan

     The Company's Incentive Plan is designed to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees of the Company who will contribute to the Company's long-term success. The Incentive Plan authorizes the granting of incentive awards through grants of Options, grants of Share appreciation rights, grants of Share purchase awards and grants of restricted Shares (collectively, "Awards"). The Incentive Plan provides for the grant of a maximum of 300,000 Shares and permits the granting of Options which are either ISOs meeting the requirements of Section 422 of the Code, or NSOs.
The Incentive Plan is administered by the Stock Option Committee which determines the recipients of Awards to be granted under the Incentive Plan.

     In addition to grants of discretionary Awards by the Stock Option Committee, the Incentive Plan provides for automatic grants of Options to purchase 15,000 Shares to all independent directors (as defined in the Incentive Plan) at an exercise price equal to the fair market value of the Shares, initially upon adoption of the Incentive Plan by the stockholders of the Company and, thereafter, upon the appointment of an independent director to the Board. As a result of this provision of the Incentive Plan, Options to purchase 15,000 Shares were automatically granted to each of Messrs. Schulman and Brown in April 1996 and Options to purchase 15,000 Shares were automatically granted to Mr. Kirsch upon his election in December 1996. As of March 17, 1998, Options to purchase 142,500 Shares were outstanding under the Incentive Plan, 70,000 of which are currently exercisable.

Employment Agreements

     On December 1, 1993, the Company entered into an agreement with Chester
J. Luby providing for his employment as Chairman and Chief Executive Officer of the Company. Under the terms of such employment agreement, as amended, Mr. Luby is entitled to an annual salary of $200,000 plus a non-accountable reimbursement of expenses of $1,000 per month. In addition, pursuant to his employment agreement, Mr. Luby is entitled to receive during the term of such agreement, an annual bonus at the discretion of the Company's Board and reimbursement for membership in certain organizations. Mr. Luby is also provided with the use of a leased car and reimbursed for all operating expenses thereof. The employment agreement terminates on December 31, 2007, which date is automatically extended for additional one-year periods unless either the Company or Mr. Luby provides written notice that no further extensions shall be granted. Under the terms of such agreement, if Mr. Luby's employment with the Company is terminated other than for cause, he is entitled to receive compensation in an amount equal to the greater of (a) the aggregate salary and discretionary bonus paid or payable by the Company for the most recent two fiscal years prior to his termination of employment and
(b) the aggregate salary payable to Mr. Luby from the date of termination of employment through the expiration of such agreement. The employment agreement also provides for assistance to Mr. Luby with respect to the purchase by his trustee of split-dollar life insurance policies which benefit Mr. Luby and his family. The amounts disbursed by the Company are recorded as non-interest bearing loans and total approximately $186,000 as of October 31, 1997. This amount will be reimbursed to the Company in the event of death of the insured or termination of the agreement.

     On December 1, 1993, the Company entered into an employment agreement with Cindy H. Luby providing for her employment as Chief Financial Officer. On December 18, 1995, Ms. Luby's employment agreement was amended to reflect the promotion of Ms. Luby to the positions of Chief Operating Officer and President. Under the terms of Ms. Luby's employment agreement, as amended, Ms. Luby is entitled to an annual salary to $125,000 plus a non-accountable reimbursement of expenses of $250 per month. In addition, pursuant to her employment agreement, Ms. Luby is entitled to receive during the term of such agreement, an annual bonus at the discretion of the Company's Board. Ms. Luby is also provided with the use of a leased car and is reimbursed for all operating expenses thereof. The employment agreement terminates on December 31, 2007, which date is automatically extended for additional one-year periods unless either the Company or Ms. Luby provides written notice that no further extensions shall be granted. Under the terms of such agreement, if Ms. Luby's employment with the Company is terminated other than for cause, she is entitled to receive an amount equal to the aggregate salary paid or payable by the Company for the most recent two fiscal years prior to her termination of employment.

     As of December 1, 1993, the Company entered into an employment agreement with Lawrence J. Altman providing for his employment as Vice President, Marketing of the Company at an annual salary of $69,150 including reimbursement of expenses incurred in connection with the use of his car.
Mr. Altman also receives monthly commissions in an amount equal to 2% of (a) all administrative fees paid to the Company during such month minus (b) the aggregate selling expenses incurred for such month minus (c) $150,000. Such employment agreement, as amended, terminates on December 31, 2002. Pursuant to his employment agreement, Mr. Altman is entitled to receive during the term of such agreement, an annual bonus at the discretion of the Company's Board. Under the terms of such agreement, if Mr. Altman's employment with the Company is terminated other than for cause, he is entitled to receive compensation in an amount equal to the aggregate salary paid or payable by the Company to him for the most recent two fiscal years prior to his termination of employment.


Certain Relationships and Related Transactions

     In connection with the acquisition by the Company of certain assets of INDS Group, Inc (the "Acquisition"), the predecessor of the Company, INDS Holdings, Inc. ("Holdings"), a company controlled by Chester and Joan Luby, purchased 935,000 shares of the Company's Common Stock. Upon consummation of the Acquisition, all of the common stock of Holdings was owned by Mr. and Mrs. Luby, and Target owned all of the preferred stock of Holdings. Target is also owned and controlled by Mr. and Mrs. Luby. On November 23, 1993, Holdings was merged into the Company, as a result of which the Company issued to each of Mr. and Mrs. Luby 467,500 shares of Common Stock and issued to Target a promissory Note in the amount of $60,000. This note, which bore interest at the rate of 8% per annum, matured and was paid on October 21, 1997. In addition, as a result of the merger, the Company assumed the obligations of Holdings under a promissory note to Target in the amount of $100,000 arising out of a loan made by Target to Holdings. This note, which bore interest at 8.5% per annum, matured and was paid on October 21, 1997.

     In November 1996, National Service Contract Insurance Company Risk Retention Group, Inc. ("NSC"), an affiliated insurance company, entered into a reinsurance agreement with Reliance National Indemnity Company ("Reliance") which provided reinsurance for losses to NSC under certain circumstances. Also in November 1996, Reliance entered into a reinsurance agreement with Target which provided reinsurance for losses to Reliance under its agreement with NSC. During fiscal 1997, Target received approximately $67,300 in premiums under its agreement with Reliance. In November 1996, the Company entered into agreements to indemnify Reliance and Target for any losses incurred under the aforementioned reinsurance agreements. There were no such losses, and there were no payments made by the Company under the indemnification agreements. All of the aforementioned agreements were terminated in December 1997.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Shares, as of March 17, 1998, by each person who beneficially owns more than five percent of such Shares, by each director of the Company, by each executive officer of the Company and by all directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all Shares shown as beneficially owned by him or it, except as otherwise set forth in the notes to the table.

                                                                 Percent
                                                Shares         of Shares
Name and Address of                          Beneficially     Beneficially
   Beneficial Owner                             Owned           Owned (1)
---------------------                        -------------    -----------

Chester J. Luby. . . . . . . . . . . . . . . . .680,800 (2)       14.1%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Joan S. Luby . . . . . . . . . . . . . . . . . .492,500 (3)       10.6%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Cindy H. Luby. . . . . . . . . . . . . . . . . .184,894 (4)       3.9%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Lawrence J. Altman . . . . . . . . . . . . . . . 67,500 (5)       1.4%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Zvi D. Sprung. . . . . . . . . . . . . . . . . . 19,500 (6)          -
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Robert E. Schulman . . . . . . . . . . . . . . . 18,000 (7)          -

William H. Brown . . . . . . . . . . . . . . . . 18,000 (7)          -

Donald Kirsch. . . . . . . . . . . . . . . . . . 15,000 (8)          -

First Wilshire Securities Management, Inc. . . .476,300 (9)       10.3%

All directors and executive officers
 as a group (seven persons). . . . . . . . . .1,005,194           19.7%

_________________

(1) Excludes (i) 110,000 Shares issuable upon the exercise of the Unit Purchase Options issued to the underwriters in the Company's initial public offering and (ii) 110,000 Shares issuable upon exercise of the Warrants issued as part of the Units comprising the Unit Purchase Options. Amount and Percent of Shares Beneficially Owned was computed based on 4,630,416 Shares outstanding on March 17, 1998 and, in each person's case, the number of Shares issuable upon the exercise of Options and/or Independent Director Warrants (defined below) held by such person, or in the case of all directors and executive officers as a group, the number of Shares issuable upon the exercise of Options and/or Independent Director Warrants held by all such members of such group, but does not include the number of Shares issuable upon the exercise of any other outstanding Options and/or Independent Director Warrants.

(2) Includes 200,000 Shares issuable upon the exercise of Options, 177,000 of which are currently exercisable and the balance of which become exercisable at the rate of 12,000 Options per year.

(3) Includes 15,000 Shares issuable upon the exercise of Options, 10,000 of which are currently exercisable and the balance of which become exercisable at the rate of 5,000 Options per year.

(4) Includes 171,834 Shares issuable upon the exercise of Options, 151,034 of which are currently exercisable and the balance of which become exercisable at the rate of 11,800 Options per year. Also includes 960 Shares owned by Ms. Luby's husband, as to which Ms. Luby disclaims beneficial ownership.

(5) Includes 38,300 Shares issuable upon the exercise of Options, 8,800 of which are currently exercisable and the balance of which become exercisable at the rate of 13,100 Options per year.

(6) All of these Shares are issuable upon the exercise of Options, 3,400 of which are currently exercisable and the balance of which become exercisable at the rate of 3,900 Options per year.

(7) Includes (a) 15,000 Shares issuable upon the exercise of Options, 5,000 of which are currently exercisable and the balance of which become exercisable at the rate of 5,000 Options per year and (b) 3,000 shares issuable upon exercise of warrants to purchase Shares (the "Independent Director Warrants"), 1,800 of which are currently exercisable and the balance of which become exercisable at the rate of 600 Independent Director Warrants per year.

(8) All of these Shares are issuable upon the exercise of Options, 5,000 of which are currently exercisable and the balance of which become exercisable at the rate of 5,000 Options per year.

(9) Pursuant to Schedule 13G supplied to the Company in February 1998. First Wilshire Securities Management, Inc., a broker and investment advisor, has sole voting power over 96,000 of the 476,300 Shares.


                SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended October 31, 1997, all Section 16 filing requirements were complied with by the Company's officers, directors and greater than 10% stockholders.


                            ANTI-TAKEOVER PROPOSALS

     Proposals 2 through 6 in this Proxy Statement are proposals to amend the Company's Certificate of Incorporation, and Bylaws which amendments, as discussed below, may have certain anti-takeover effects. The following section discusses the general consequences to stockholders of these proposals and should be read in conjunction with the individual discussions with respect to each proposal.

     The Board of Directors has evaluated the potential vulnerability of the Company's stockholders to the threat of unfair or coercive takeover tactics and, although the Board of Directors is not currently aware of any such threat, has considered the range of possible responses to any such threat. The Board of Directors has unanimously approved, and recommends to the Company's stockholders for their approval, the amendments to the Certificate of Incorporation and Bylaws described in Proposals 2 through 6 set forth below. Proposals 2 through 6 are referred to collectively as the "Anti-Takeover Amendments."


                         THE ANTI-TAKEOVER AMENDMENTS

     The Anti-Takeover Amendments involve related amendments to the Certificate of Incorporation and Bylaws designed to assist the Company's stockholders in obtaining fair and equitable treatment in the event of a threatened takeover of the Company. The Anti-Takeover Amendments, if approved, will: (i) fix the size of the Board of Directors at a minimum of five and a maximum of nine directors, with the authorized number of directors set at five, with the Board of Directors having the sole power and authority to increase or decrease the number of directors and provide that any vacancy on the Board of Directors may be filled for the unexpired term (or for a new term in the case of an increase in the size of the board) only by a vote of a majority of the remaining directors then in office, (ii) provide that a member of the Board of Directors may be removed by the stockholders of the Company only for cause by a vote of holders of 66 2/3% of the Voting Stock,
(iii) eliminate stockholder action by written consent, (iv) permit only the Board of Directors, acting by a majority of the then authorized number of directors, or the Chairman of the Board to call special meetings of stockholders, and limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors or Chairman of the Board and (v) require an affirmative vote of 66 2/3% of the Voting Stock in order to amend or repeal any adopted amendments to the Certificate of Incorporation and Bylaws proposed herein.

     The Anti-Takeover Amendments are not in response to any effort, of which the Company is aware, to accumulate Common Stock or to obtain control of the Company. The Board of Directors has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial common stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights and partial tender offers and the related use of "two-tiered" pricing. In addition, persons who do not intend to gain control of companies use the threat of takeover bids to force the companies to repurchase their shares at a premium or temporarily drive up the market price of their stock. The Board of Directors believes that the use of these tactics can place undue pressure on a corporation's board of directors and stockholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation as well as divert valuable corporate resources and result in unfair differences in treatment of stockholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all. The Anti-Takeover Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board of Directors.

     While the Anti-Takeover Amendments, individually and collectively, give added protection to the Company's stockholders and may help the Company obtain the best price in a potential transaction, they may also have the effect of making more difficult and discouraging a merger, tender offer or proxy contest, even if such transaction or event may be favorable to the interests of some or all of the Company's stockholders. The Anti-Takeover Amendments also may delay the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management, even if such removal might be beneficial to some or all of the stockholders. Furthermore, the Anti-Takeover Amendments may have the effect of deterring or frustrating certain types of future takeover attempts that may not be approved by the incumbent Board of Directors, but that the holders of a majority of the shares of Common Stock may deem to be in their best interests or in which some or all of the stockholders may receive a substantial premium over prevailing market prices for their stock. By discouraging takeover attempts, the Anti-Takeover Amendments also could have the incidental effect of inhibiting certain changes in management (some or all of the members of which might be replaced in the course of a change of control) and also the temporary fluctuations in the market price of Common Stock that often result from actual or rumored takeover attempts.

     The Board of Directors recognizes that a takeover might in some circumstances be beneficial to some or all of the Company's stockholders, but nevertheless believes that the stockholders as a whole will benefit from the adoption of the Anti-Takeover Amendments. The Board of Directors further believes that it is preferable to act on the proposed Anti-Takeover Amendments when they can be considered carefully rather than hastily during an unsolicited bid for control. Pursuant to the provisions of the Certificate of Incorporation and the Bylaws, each of the proposed Anti-Takeover Amendments described in Proposals 2 through 4 and in Proposal 6 requires the affirmative vote of the holders of 66 2/3% of the Company's Voting Stock; and Proposal 5 requires the affirmative vote of holders of majority of the Company's Voting Stock. All of the proposals are permitted by law.

     If stockholders approve any or all of the Anti-Takeover Amendments, the Company will file with the Secretary of State of the State of Delaware an amendment to the Certificate of Incorporation that reflects the amendments which have been approved containing the provisions as set forth under each proposal. The approved amendments to the Certificate of Incorporation will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate with respect to such amendments, and the approved amendments to the Bylaws will become effective immediately upon such approval. Each of the Anti-Takeover Amendments adopted by the Company's stockholders will become effective regardless of whether any of the other Anti-Takeover Amendments to be acted upon at the Annual Meeting is adopted.

     Stockholders are urged to read carefully the following descriptions and discussions of each of the proposed Anti-Takeover Amendments before voting on the Anti-Takeover Amendments.


                          OTHER ANTI-TAKEOVER DEVICES

Existing Provisions of the Certificate and Bylaws

     In addition to the proposed Anti-Takeover Amendments, there are existing provisions of the Certificate of Incorporation and Bylaws which may be deemed to be an anti-takeover devices which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or diluting the public ownership of the Company, even if such transaction or occurrence may be favorable to the interests of some or all of the Company's stockholders.

     The Certificate of Incorporation currently authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock having such rights, preferences and privileges as designated from time to time by the Board of Directors (the "Preferred Stock") without stockholder approval. Accordingly, the Board of Directors is empowered to issue preferred stock with dividend, liquidation, conversion, voting or other rights, including without limitation the right to elect additional directors under specified circumstances, which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be used by the Board of Directors for defensive purposes, including the issuance of shares having special privileges or rights to third parties, which may have the effect of delaying or discouraging an attempt to acquire control of the Company. None of the preferred stock has been issued to date, and the proposed amendments will not change the number of authorized shares of preferred stock.

     As of the Record Date, 4,630,416 shares of Common Stock were issued and outstanding out of the 10,000,000 shares of authorized Common Stock. Accordingly, 5,369,584 shares of Common Stock remain available for issuance (not giving effect to any shares that may be issuable pursuant to the Rights Plan as described below).

     Although the Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance of additional shares of Common Stock, the Board of Directors may issue the additional shares of currently authorized but unissued and unreserved shares of Common Stock, at such times, to such persons and for such consideration as the Board of Directors may determine to be in the Company's best interests without further stockholder approval, except as otherwise required by statute or stock exchange rules. Depending on the circumstances, issuance of additional shares of Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. The stockholders do not have preemptive rights under the Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The Company could use the additional shares of Common Stock (as it could use the currently authorized but unissued shares of Preferred Stock) to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company or to dilute the public ownership of the Company and thereby to protect the continuity of the Company's management. The Company could also privately place any such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so and has no present knowledge of any such takeover efforts.

     The Board of Directors is currently divided into three classes, each class serving terms of three years in staggered succession. The staggered terms prevent the stockholders from voting on the election of more than one class of directors at each annual meeting and thus may delay a change of control of the Company or deter a bid for control of the Company. The effect of the classified board is that it could take two as opposed to one annual meeting of stockholders for persons seeking a takeover of the Company to achieve majority control of the members of the Board of Directors.

     The Company's Certificate of Incorporation does not provide for cumulative voting. As a result, in order to be assured of representation on the Company's Board of Directors, a stockholder must control the votes of a majority of the shares present and voting at a stockholders' meeting at which a quorum is present. The absence of cumulative voting require seeking a takeover to acquire a substantially greater number of shares to be assured of representation on the Board of Directors than would be necessary were cumulative voting available.

     The Bylaws further provide for certain notice and procedural requirements to follow when stockholders desire to make their own proposals for special or annual meetings of stockholders and the Certificate of Incorporation and Bylaws contain supermajority provisions with respect to amending or repealing certain provisions, which may have the effect of delaying the consideration of proposals sought by persons seeking to takeover the Company.

     The General Corporation Law of the State of Delaware ("Delaware GCL") contains a number of other provisions which are designed to strengthen the position of incumbent management in connection with a takeover attempt. For example, Delaware law provides that a corporation has the general power, exercisable by its Board of Directors of directors, to accept, reject, respond to or take no action in respect of an actual or proposed acquisition, divestiture, tender offer, takeover or other fundamental change. The case law of Delaware has developed special standards for deciding whether to uphold or advocate the actions of incumbent management in the context of takeover proposals.

Rights Plan

     On September 22, 1995, the Board of Directors adopted a Shareholders Rights Plan (the "Rights Plan"). When triggered, the effect of the Rights Plan is to significantly dilute an acquiring person or company's voting power and equity interest in the Company, thereby making the contemplated acquisition less attractive.

     Pursuant to the Rights Plan, the Board of Directors of Directors declared a dividend of one common share purchase right (a "Right") for each common share of the Company held by stockholders of record on November 10, 1995 (the "Record Date") and for each share of Common Stock issued thereafter. Each Right entitles the holder, upon an Acquiring Person's (as defined below) attainment of certain threshold limits, to purchase shares of common stock of the Company at a fifty per cent discount to the market value.


     An "Acquiring Person" is defined as any person or group of affiliated persons who, after the effective date of the Rights Agreement, acquires
beneficial ownership of 15% or more of the Company's common stock.   Any
Rights owned by such Acquiring Persons become null and void and do not provide the holder with the purchase rights described above. Excluded from the definition of "Acquiring Person" are the Company, any of its subsidiaries, any person (or such person's immediate family members) who, as of the effective date of the Rights Agreement, beneficially owns 15% or more of the Company's common stock, certain of the Company's benefit plans and any person or group of affiliated persons whose acquisition of 15% or more is approved by the Board of Directors in advance.

     The Rights become exercisable upon the Distribution Date, which is defined as the earlier of: (i) 10 days after the public announcement that an Acquiring Person has acquired beneficial ownership of 15% or more of the outstanding Common Shares; or (ii) 10 business days following the commencement (or announcement of an intention to make) a tender offer which would result in an Acquiring Person owning 15% or more of the outstanding Common Shares. Upon and after the Distribution Date, the Rights may be traded separately from the underlying common stock. However, prior to the Distribution Date, any transfer of the Company's common stock also transfers any Rights associated therewith.

     If at any time following the Distribution Date: (a) the Company merges into another entity; (b) an acquiring entity merges into the Company and the Common Stock of the Company is changed into or exchanged for other securities or assets of the acquiring entity; or (c) the Company sells more than 50% of its assets or earning power, then each Right holder becomes entitled to purchase, for the exercise price, the number of shares of common stock of such other entity having a current market value of twice the exercise price. However, the foregoing shall not apply to mergers, consolidations or other combinations which were approved by a majority of the Board of Directors.

     The terms of the Rights may be amended by the Board of Directors without the consent of the holders prior to the Distribution Date. Thereafter, no amendments may be made which would adversely affect the interests of the Rights holders (other than those of an Acquiring Person, its Affiliates or Associates).

     The Rights will expire on November 10, 2005 unless extended or unless the Rights are redeemed by the Company prior to the Distribution Date. Redemption is at the sole discretion of the Board of Directors and immediately terminates such Rights. The Redemption Price is fixed at $.01 per Right.

The foregoing represents the existing provisions of the Certificate of Incorporation and Bylaws which could have an anti-takeover effect against persons seeking to take control of the Company. Other than these provisions and the proposals contained herein, no other anti-takeover provisions are currently contemplated by the Board of Directors.

                                  PROPOSAL 2

      AMENDING THE BYLAWS TO FIX THE NUMBER OF DIRECTORS AND PROVIDE FOR
                        FILLING VACANCIES ON THE BOARD


Fixing the Number of Directors

     Article III, Section 3 of the Bylaws currently provides that the Board of Directors consist of seven members, except as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Bylaws fixing the size of the Board of Directors at a minimum of five and a maximum of nine directors, with the authorized number of directors set at five, and the Board of Directors having the sole power and authority to increase or decrease the size of the Board acting by an affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors. At the Annual Meeting, stockholders will ask to consider and vote on this proposed amendment.

Filling Vacancies on the Board of Directors

      Article III, Section 2 of the Bylaws currently provides that Section 223 of the Delaware GCL will apply with regard to filling any vacancies on the Board of Directors, which permits, but does not require, that vacancies and newly created directorships be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The Board of Directors has adopted, subject to stockholder approval, an amendment to Article III, Section 2 of the Bylaws providing that a vacancy on the Board of Directors, including a vacancy created by an increase in the authorized number of directors, may be filled only by the an affirmative vote of at least a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. At the Annual Meeting, stockholder will ask to consider and vote on this proposed amendment.

Analysis of Proposal 2

     Because, by increasing or decreasing the size of the Board of Directors, a filling of vacancies by stockholders could circumvent the continuity to be provided for by the Company's classified Board of Directors, the Board of Directors believes that this proposal fixing the number of directors and governing the filling of vacancies on the Board of Directors would promote such continuity of management and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders. This proposal would prevent a third party seeking majority representation on the Board of Directors from obtaining such representation simply by enlarging the Board of Directors and then filling the new directorships with its own nominees.

     In addition, this proposal, coupled with the proposal set forth below relating to the removal of directors, if adopted, would preclude stockholders from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling the vacancies created by such removal with their own nominees. Although the Company has not experienced difficulties in the past in maintaining continuity of the Board of Directors and management, the Board of Directors believes that this proposal will assist the Company in maintaining this continuity of management into the future.

     The proposed amendment is in accordance with the Delaware GCL which provides that the number of directors may be fixed in any manner as provided for in a corporation's bylaws and that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless the certificate of incorporation or bylaws provide otherwise.

     Persons attempting a takeover bid could be delayed or deterred by not being able to procedurally obtain control of the Board of Directors as quickly as they could in the absence of these provisions. For these reasons, this Proposal may have an anti-takeover effect. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and the proposal of these measures is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 2, see the section entitled "Anti-Takeover Proposals" above.

Proposed Resolutions

     In order to implement Proposal 2, the following resolutions have been adopted by the Board of Directors, subject to the approval of the stockholders of the Company:

     "RESOLVED, that the Bylaws be amended by replacing the first sentence of
Article III, Section 3 with the following:

          The Board of Directors shall consist of not fewer than five (5) members and not more than nine (9) members, with the number of authorized directors being initially fixed at five (5), which number may be changed from time to time by a resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors, except in each case as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of the Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances. If the number of directors is changed, then any increase or decrease in such number shall be apportioned by the Board of Directors among the classes of directors so as to maintain as nearly as possible an equal number of directors in each class."

     "RESOLVED, that the Bylaws be amended by replacing the last sentence of
Article III, Section 2 with the following:

          Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term specified in the resolution providing for such increase".

Required Vote

     The affirmative vote of holders of 66 2/3% of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

-----------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                          THE APPROVAL OF PROPOSAL 2.
-----------------------------------------------------------------------------



                                  PROPOSAL 3

          AMENDING THE CERTIFICATE OF INCORPORATION TO PROVIDE THAT
               STOCKHOLDERS MAY ONLY  REMOVE DIRECTORS FOR CAUSE



Removal of a Director for Cause

     Once a classified board of directors is established, as the Company has done, the Delaware GCL prohibits stockholders from removing members of a classified board of directors without cause before the expiration of their respective terms unless the Certificate of Incorporation specifies otherwise. Currently, Article SIXTH (b) of the Certificate of Incorporation provides that any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"). The Board of Directors has adopted, subject to stockholder approval, an amendment to Article SIXTH (b) which provides that any director, or the entire Board of Directors, may be removed by the stockholders for cause only by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock. At the Annual Meeting, stockholders will be asked to consider and vote on this proposed amendment.

Analysis of Proposal 3

     In conjunction with the Company's presently existing classified Board of Directors, the proposed amendment should render more difficult an attempt to acquire control of the Company without the approval of the Company's management. The proposed amendment would make it impossible for someone who acquires voting control of the Company immediately to remove the incumbent directors who may oppose such person and to replace them with more friendly directors, and will instead require such a person to replace incumbent directors as their terms expire over a period of up to three years, unless cause exists for such removal. This proposal would protect the continuity of the Board of Directors and thereby enhance the ability of the Company to carry out long-range plans and goals for its benefit and the benefit of its stockholders.

     Stockholders should recognize, however, that the amendment will also make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of two thirds of the Company's outstanding shares, such removal is appropriate but where no cause exists. Moreover, the proposed amendment may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

     The proposed amendment is in accordance with the Delaware GCL, which provides that when a corporation has a classified Board of Directors, directors may be removed only for cause unless the Certificate of Incorporation provides otherwise.

     The inability to remove directors other than for cause may have the effect of discouraging potential unfriendly bids for shares of the Company because of the delay it could cause in replacing board members. However, the Board of Directors is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 3, see the section entitled "Anti-Takeover Proposals" above.

Proposed Resolution

     In order to implement Proposal 3, the following resolution has been adopted by the Board of Directors, subject to the approval of the stockholders of the Company.

     "RESOLVED, that the Certificate of Incorporation be amended by replacing Article SIXTH (b) with the following:

          (b) Any director, or the entire Board of Directors, may be removed, for cause only, by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of any class or series of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (the "Voting Stock")."

     The affirmative vote of holders of 66 2/3% of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

-----------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                          THE APPROVAL OF PROPOSAL 3.
-----------------------------------------------------------------------------

                                  PROPOSAL 4

        AMENDING THE CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE
      THAT ONLY THE BOARD OF DIRECTORS OR CHAIRMAN OF THE BOARD MAY CALL
                               SPECIAL MEETINGS


Ability to Call Special Meetings of the Stockholders

     Article II, Section 3 of the Bylaws currently provides that special meetings of stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of then authorized number of directors, by the Chairman of the Board, or at the request in writing by one or more holders in the aggregate of shares of Common Stock entitled to cast not less than 10% of the votes at such meeting. The Board of Directors has adopted, subject to stockholder approval, amendments to the Certificate of Incorporation and Bylaws to require that special meetings of stockholders may only be called by the Board of Directors acting by a majority of the then authorized number of directors, or by the Chairman of the Board, that stockholders of the Company are not permitted to call a special meeting or to require that the Board of Directors or Chairman of the Board call a special meeting of stockholders and that the business permitted to be conducted at such meetings be limited to that brought before the meetings by or at the direction of the Board of Directors or Chairman of the Board. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

Analysis of Proposal 4

     The amendments, if adopted, would provide for the orderly conduct of all Company affairs at special meetings of stockholders. Accordingly, a stockholder could not force stockholder consideration of a proposal over the opposition of the Board of Directors by calling a special meeting of stockholders prior to the next annual meeting or prior to such time that the Board of Directors believed such consideration to be appropriate. As a result, the Board of Directors would have the opportunity to inform other stockholders adequately of the matters to be considered.

     The amendments, if adopted, would insulate the management of the Company from requests for special meetings, allowing management to concentrate on its business functions. Since stockholder approval of mergers subsequent to a hostile takeover usually requires the calling of a special meeting, the approval of the proposed amendment would make it more difficult for persons interested in obtaining approval of a merger to do so without first having approached the Board of Directors. This would encourage persons seeking to enter into negotiations with the Company to deal directly with management, which would then be able to properly evaluate any such proposals.

     Stockholders should recognize that this provision would apply to any reason which stockholders may have to call a special meeting and not merely to meetings called subsequent to hostile takeovers. It may prevent stockholders from calling a special meeting even when a majority desires to do so.

     This proposal is in accordance with the Delaware GCL, which provides that special meetings of the stockholders may be called by the board of directors or by such person or personas as may be authorized by the certificate of incorporation or bylaws.

     Persons attempting a takeover bid could be delayed or deterred by the inability to call a special meeting of stockholders. For these reasons, this Proposal may have an anti-takeover effect. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 4, see the section entitled "Anti-Takeover Proposals" above.

Proposed Resolutions

     In order to implement Proposal 4, the following resolutions have been adopted by the Board of Directors, subject to the approval of the stockholders of the Company:

     "RESOLVED, that the Certificate of Incorporation be amended by replacing the first sentence of Article SEVENTH with the following:

          Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this Amended and Restated Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman of the Board. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors or Chairman of the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board."

     "RESOLVED, that the Bylaws be amended by replacing Article II, Section 3 with the following:

          Special Meetings. Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this Amended and Restated Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman of the Board. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board of Directors or Chairman of the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board."

Required Vote

     The affirmative vote of holders of 66 2/3% of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

-----------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                          THE APPROVAL OF PROPOSAL 4.
-----------------------------------------------------------------------------

                                  PROPOSAL 5

       AMENDING THE CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE
                     STOCKHOLDER ACTION BY WRITTEN CONSENT


Ability for Stockholders to Act by Written Consent

     Under Delaware law, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders of a corporation may be taken without a meeting, without prior notice and without a stockholder vote, if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such an action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Currently, the Certificate of Incorporation does not prohibit such action by written consent. Furthermore, Article II, Section 10 of the Bylaws specifically provides for such stockholder action by written consent. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation and a corresponding amendment to the Bylaws to provide that actions required or permitted to be taken at any annual or special meeting of the stockholders may be taken only upon the vote of the stockholders at a meeting duly called and may not be taken by written consent of the stockholders. At the Annual Meeting, stockholders will be asked to consider and vote on these proposed amendments.

Analysis of Proposal 5

     The adoption of this proposal would eliminate the ability of the Company's stockholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by stockholders seeking to effect changes without giving all of the Company's stockholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The proposed amendment would prevent a takeover bidder holding or controlling a large block of the Company's voting stock from using the written consent procedure to take stockholder action unilaterally.

     This amendment, if adopted, would ensure that all stockholders would have advance notice of any attempted major corporate action by stockholders, and that all stockholders would have an equal opportunity to participate at the meeting of stockholders where such action was being considered. It would enable the Company to set a record date for any stockholder voting and would reduce the possibility of disputes or confusion regarding the validity of purported stockholder action. The amendment would encourage a potential acquiror to negotiate directly with the Board of Directors.

     In addition, the Board of Directors believes that this change to eliminate stockholder action by written consent is desirable to avoid untimely action in a context that might not permit stockholders to have the full benefit of the knowledge, advice and participation of the Company's management and Board of Directors. In the event of a proposed acquisition of the Company, the Board of Directors believes that the interests of stockholders would best be served by a transaction that resulted from negotiations based on careful consideration of the proposed terms. Although there can be no certainty as to the result of any particular negotiations, the Board of Directors believes that the intended effect of Proposal 5 of promoting negotiations concerning any proposed acquisition of the Company, with the bargaining power in the Board of Directors, would be in the long-term interests of the Company and its stockholders. However, any provision in the Certificate of Incorporation which effectively requires a potential acquiror to negotiate with the Company's management and Board of Directors could be characterized as increasing management's and the Board of Directors's ability to retain their positions with the Company and to resist a transaction which may be deemed advantageous by even a majority of the stockholders.

     These proposed amendments are in accordance with the Delaware GCL, which provides that stockholders may act by written consent unless otherwise provided by a corporation's certificate of incorporation.

     Persons attempting a takeover bid could be delayed or deterred by not being able to propose a transaction at a time advantageous for them. For these reasons, this Proposal may have an anti-takeover effect. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 5, see the section entitled "Anti-Takeover Proposals" above.

Proposed Resolutions

     In order to implement Proposal 5, the following resolutions have been adopted by the Board of Directors, subject to the approval of the stockholders of the Company:

     "RESOLVED, that the Certificate of Incorporation be amended by adding a new Article THIRTEENTH, sub-section (a) which shall read as follows:

          THIRTEENTH: (a) Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders."

     "RESOLVED, that the Bylaws be amended by replacing Article II, Section 10 in its entirety with the following:

          SECTION 10. No Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders."

     "RESOLVED, that the Bylaws be further amended by deleting in its entirety paragraph 3 of Section 4 of Article VII of the Bylaws, which deals with fixing the record date for stockholders entitled to act by written consent without a meeting."

Required Vote

     The affirmative vote of holders of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

-----------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                          THE APPROVAL OF PROPOSAL 5.
-----------------------------------------------------------------------------

                                  PROPOSAL 6

        AMENDING THE CERTIFICATE OF INCORPORATION AND BYLAWS TO REQUIRE
         SUPERMAJORITY VOTE TO AMEND OR REPEAL THE PROPOSED AMENDMENTS
                              WHICH ARE ADOPTED


Requirement for Supermajority Vote to Amend any Adopted Proposals

     Delaware Law provides that the Certificate of Incorporation may be amended by the vote of a majority of the shares of Common Stock outstanding and entitled to vote. Delaware law further confers sole authority to adopt, amend or repeal bylaws in the stockholders unless the certificate of incorporation also confers such a power upon the board of directors. Article NINTH of the Certificate of Incorporation expressly confers such powers upon the Board of Directors, provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors. The Board of Directors has adopted, subject to stockholder approval, amendments to the Certificate of Incorporation and Bylaws to require the affirmative vote of holders of 66 2/3% of the Voting Stock to amend or repeal, or to adopt any provisions inconsistent with, any of the provisions added to the Certificate of Incorporation and Bylaws by Proposals 2 through 5 above and this Proposal
6. At the Annual Meeting, stockholders will be asked to consider and vote on the proposed amendment.

Analysis of Proposal 6

     Proposal 6, by limiting the manner in which the Anti-Takeover Amendments may be amended or repealed, is intended not only to promote continuity of operations and thereby enhance the Company's ability to attain its long term goals, but also to allow the Board of Directors to more effectively manage the affairs of and internal operating procedures of the Company. These proposals are intended to have the effect of making it more difficult for stockholders, following the Annual Meeting, to eliminate the constituent elements contained within Proposals 2 through 5 above and this Proposal 6. The Stockholders have previously approved supermajority provisions, which are currently in place, related to amending or repealing certain existing anti-takeover provisions of the Bylaws and Certificate of Incorporation, including related to the provisions discussed herein. Proposal 6, if adopted, would expand the scope of the existing supermajority provision.

     Proposal 6 will have the effect of making it more difficult for stockholders to change the Anti-Takeover Amendments which have been adopted. This may further discourage potentially unfriendly bids for shares of the Company. For these reasons, Proposal 6 may have an anti-takeover effect. The Board of Directors, however, is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts. For a general discussion of certain anti-takeover effects of Proposal 5, see the section entitled "Anti-Takeover Proposals" above.

Proposed Resolutions

     In order to implement Proposal 6, the following resolutions have been adopted by the Board of Directors, subject to the approval of the stockholders of the Company:

     RESOLVED, that the Bylaws be amended by changing the last sentence of
Article XI to read as follows:

     Notwithstanding the preceding sentence, the affirmative vote of holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with,
     Section 3, Section 7 or Section 10 of Article II of these Bylaws,
     Section 2, Section 3 or Section 8 of Article III of these Bylaws,
     Article X of these Bylaws or this last  sentence."

     "RESOLVED, that the Certificate of Incorporation be amended by replacing the second sentence of Article NINTH with the following:

     Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Section 3 ("Special Meetings"), Section 7 ("Order of Business") or Section 10 ("Consent of Stockholders") of Article II ("Meetings of Shareholders") of the By-laws, Section 2 ("Terms and Vacancies"), Section 3 ("Nominations of Directors; Election") or Section 8 ("Quorum and Manner of Acting") of Article III ("Directors") of the By-laws, Article X ("Indemnification of Directors and Officers") of the By-laws, or the final sentence of Article XI ("Amendments") of the By-laws shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 66-2/3% of the voting power of the Voting Stock, voting together as a single class."

     "RESOLVED, that the Certificate of Incorporation be amended by adding a sub-section (b) to the new Article THIRTEENTH, which would read as follows:

     (b) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article THIRTEENTH."




Required Vote

     The affirmative vote of 66 2/3% of the Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve this proposal.

-----------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
                          THE APPROVAL OF PROPOSAL 6.
-----------------------------------------------------------------------------

THE BOARD OF DIRECTORS RESERVES THE RIGHT TO AMEND THE LANGUAGE OF ANY OF THE FOREGOING PROPOSED RESOLUTIONS AND TO TAKE SUCH OTHER ACTIONS AS MAY BE NECESSARY TO FULLY IMPLEMENT AND CARRY OUT THE INTENT OF ANY ADOPTED PROPOSAL


                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP have been selected as the Company's independent public accountants for the Company's current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the 1998 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than November 13, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 60 days nor less than 30 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, then a stockholder must give notice to the secretary of the Company no more than 10 days following the day on which notice of the annual meeting was mailed or public disclosure was made to stockholders. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report for the fiscal year ended October 31, 1997, including financial statements, is being furnished to stockholders concurrently with this Proxy Statement.

                           EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications, with stockholders or their personal representatives.


                                 OTHER MATTERS

     The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.


March 17, 1998                           By Order of the Board of Directors


                                         Zvi D. Sprung, Secretary

                               PRELIMINARY COPY


                   INTERSTATE NATIONAL DEALER SERVICES, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     THIS PROXY IS SOLICITED BY MANAGEMENT


          The undersigned stockholder of Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), hereby appoints Chester J. Luby and Cindy H. Luby, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 16, 1998, at 11:00 a.m. at 270 Park Avenue, New York, New York and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

          The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1. The election of the following persons as directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

               CINDY H. LUBY                       WILLIAM H. BROWN


  _FOR such nominee   _WITHHELD as to     FOR such nominee   _WITHHELD as to
                       such nominee                           such nominee

  The Board of Directors recommends a vote FOR each of the nominees.

2. Amending the Bylaws to fix the number of directors and provide for filling vacancies on the Board.

    _For Proposal 2       _Against Proposal 2     _Abstain on Proposal 2

    The Board of Directors recommends a vote FOR Proposal 2.

3. Amending the Certificate of Incorporation to provide that stockholders may only remove directors for cause.

    _For Proposal 3       _Against Proposal 3     _Abstain on Proposal 3

    The Board of Directors recommends a vote FOR Proposal 3.

4. Amending the Certificate of Incorporation and Bylaws to provide that only the Board of Directors or Chairman of the Board may call special stockholders meetings.

    _For Proposal 4       _Against Proposal 4     _Abstain on Proposal 4

    The Board of Directors recommends a vote FOR Proposal 4.

5. Amending the Certificate of Incorporation and Bylaws to eliminate stockholder action by written consent.

    _For Proposal 5       _Against Proposal 5     _Abstain on Proposal 5

    The Board of Directors recommends a vote FOR Proposal 5.

6. Amending the Certificate of Incorporation and Bylaws to require supermajority vote to amend or repeal the proposed amendments which are adopted at the meeting.

    _For Proposal 6       _Against Proposal 6     _Abstain on Proposal 6

    The Board of Directors recommends a vote FOR Proposal 6.

7. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

                               _  MARK HERE IF YOU PLAN TO ATTEND THE MEETING

                               Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                               Dated _________________________________,  1998


                               _______________________________________________
                                                 Signature

                               _______________________________________________
                                         Signature, if held jointly

                               Votes must be indicated by filling in (x) in black or blue ink.


Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope